Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AZZ Inc.
Fort Worth, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-66294) and Form S-8 (Nos. 333-229487, 333-226379, 333-49164, 333-49158, 333-92377, 333-31716, 333-38470, 333-48886, 333-90968, 333-131068, 333-152960, 333-152958 and 333-197323) of AZZ Inc. of our report dated May 17, 2019, relating to the fiscal year 2019 consolidated financial statements , which appears in this Form 10-K.

/s/ BDO USA, LLP

Dallas, Texas
April 23, 2021